UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

BLUEGATE CORPORATION
Exact name of registrant as specified in its Charter)

Nevada	000-22711	76-0640970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 North Post Oak, Road, Suite 630, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
Including Area Code: (713) 686-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

1.	Expiration of Chief Financial Officer employment contract: The CFO employment contract of Steven Plumb has expired and he is no longer our CFO effective June 1, 2006.

2.
Appointment of new CFO: Effective June 1 ,2006, we appointed Charlie Leibold as our new CFO. Mr. Leibold, age 56, began his career with the Big Four accounting firm of Deloitte and Touche. Subsequently, he became Director of International and Domestic Field Audit for the Avis Rent a Car System and Vice President of Finance and Treasurer of AIM Group, Inc., the holding company for Budget Rent a Car franchises. From January 1998 through May 1999, as Manager of AquaSource Inc., he was aggressively involved in the development of a start-up venture experiencing rapid growth through acquisitions. Specifically he was responsible for the successful transition of all of the seller’s business into AquaSource. From June 1999 through May 2003, as Vice President and Director of Acquisition Partners, Inc., he directed the strategic planning and staffing of a start-up venture providing acquisitions and divestiture services to its clients. From June 2003 through mid-January 2006, Mr. Leibold provided consulting, accounting and tax services to clients in a wide variety of industries. In January 2006, Mr. Leibold became Bluegate’s Controller. In addition to having served in key financial management roles for both large and small companies, Mr. Leibold is a Certified Public Accountant and a Member of the Institute of Certified Public Accountants and Texas State Board of Public Accountancy. Mr. Leibold graduated from Pace University with a BBA in Accounting.

Compensation of Charles Leibold: Effective June 1, 2006, we entered into a written, two year employment agreement with Charles Leibold. Mr. Leibold's annual compensation is $140,000.00. Effective on January 1, 2007, the annual salary will increase to $147,000.00. In addition, we have granted Mr. Leibold options to purchase up to 600,000 shares of Bluegate common stock at an exercise price of $0.75 per share, with 50,000 options vesting as of June 1, 2006, and vesting as to 25,000 options per each 30 days thereafter. The shares underlying the options have piggy back registration rights. The options expire five years from the date of grant. Mr. Leibold will also be entitled to receive bonuses, in amounts to be determined, in connection with major transactions that we may enter into in the future. Mr. Leibold will also receive a deferred signing bonus of $20,000 to be paid $5,000.00 on the last day of September, October, November and December 2006. This bonus can be converted to Bluegate shares at the rate of $0.75 per share at Mr. Leibold’s discretion. Mr. Leibold is also entitled to receive fringe benefits, such as medical insurance, as any other company executive.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Title

10.1	Employment Agreement of Charles Leibold

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION

(signed) ________________________
Date: June 1, 2006	/s/ Manfred Sternberg
Manfred Sternberg
Chief Executive Officer